PNCCPAs

Consent of Independent Registered Public Accounting Firm

Board of Directors
EnviraTrends, Inc.
Sarasota, Florida

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 30, 2009 relating to the financial statements of EnviraTrends, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Pender Newkirk & Company LLP

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
December 30, 2009